Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated January 18, 2017 (the “Effective Date”), is entered into by and between ARC Group, Inc., a Nevada corporation (the “Company”), and Seenu Kasturi (the “Executive”).

WITNESSETH:

WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, under the terms and subject to the conditions set forth below.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Employment Term. This Agreement shall remain in force and effect for a term commencing on the Effective Date and expiring on the third (3rd) anniversary of such date (the “Initial Term”), unless earlier terminated in accordance with the provisions of Section 4 hereof. Upon the expiration of the Initial Term, this Agreement will be renewed automatically for successive one-year periods (each, a “Renewal Term”), unless earlier terminated in accordance with the provisions of Section 4 or unless the Company gives written notice of non-renewal to the Executive at least 90 days prior to the date on which the Executive’s employment would otherwise end. The Initial Term as renewed by any and all Renewal Terms is referred to herein as the “Employment Period.”

2.           Positions & Duties. The Executive shall hold the positions of President and Chief Financial Officer and shall have such responsibilities, duties and authority consistent with such positions at similarly-sized companies. The Executive shall report to the Company’s Chief Executive Officer and agrees to devote his best efforts, energies and skill to the faithful, competent and diligent discharge of the duties and responsibilities attributable to his position. Notwithstanding the forgoing, the Company acknowledges and agrees that the Executive shall be permitted to engage in and pursue such contemporaneous activities and interests as the Executive may desire, for personal profit or otherwise.

3.           Compensation and Reimbursement. Commencing on the Effective Date, the Executive shall be entitled to receive, for all services rendered to the Company under this Agreement, the compensation, benefits, reimbursement and other rights set forth in this Agreement.

(a)           Base Salary. During the Employment Period, the Executive shall receive an annual base salary equal to $26,000. The Executive’s annual base salary shall be payable in equal installments in accordance with the Company’s salary payment policies applicable to executive officers, but no less frequently than monthly. Beginning January 1, 2018, the Executive’s salary shall be increased on January 1st of each year remaining of the Employment Period by such amount as shall be determined by the Board in its sole discretion. The annual base salary shall not be reduced after any increase in accordance herewith. The Company shall commence paying the increased salary effective January 1st of the calendar year during which the increase is scheduled to take effect. The Executive’s annual base salary, as the same may be increased from time to time in accordance with this Section 3(a), shall be referred to herein as the “Base Salary.”

(b)           Annual Bonus. Beginning with the Company’s fiscal year ended December 31, 2017, the Executive will be eligible to receive an annual bonus as determined by the board of directors of the Company in its sole and absolute discretion based upon the Executive’s performance during the applicable year (the “Annual Bonus”). The Annual Bonus shall be paid to the Executive within 2½ months of the end of the fiscal year to which such Annual Bonus relates.

(c)           Equity Awards. Beginning April 1, 2017, the Executive shall receive, on April 1st, July 1st, October 1st and January 1st of each year during the Employment Period, a quarterly award of shares of the Company common stock, par value $0.01 per share (“Common Stock”; each such award, an “Equity Award”) equal in value to $13,500. The number of shares will be calculated based on the average daily closing price of the shares of Common Stock on the OTCQB market tier of the “pink sheets” maintained by the OTC Markets Group, Inc. during the 30-day period immediately preceding the applicable award date. The shares will be “restricted securities” as such term is defined under Rule 144 of the Securities Act. Notwithstanding anything in this Section 1(c) to the contrary, (i) in no event shall the number of shares of Common Stock comprising an Equity Award exceed 25,000 shares of Common Stock, and (ii) in no event shall the Company be required to issue more shares of Common Stock to the Executive than are then authorized and available for issuance by the Company. In the event the Company is unable to comply with either of clauses (i) or (ii) of the immediately preceding sentence, then the Company shall issue the maximum number of shares of Common Stock issuable under clauses (i) and (ii) and shall settle any liability to the Executive created as a result thereof in cash.

(d)           Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all other incentive plans, practices, policies and programs, and all savings and retirement plans, practices, policies and programs (including, as applicable, 401(k) plans, deferred compensation plans and pension plans), maintained by the Company for its executive officers.

(e)           Welfare Benefit Plans. During the Employment Period, the Executive and his spouse and dependents shall be eligible to participate in all welfare benefit plans, practices, policies and programs (including, as applicable, health, dental and vision insurance, disability insurance, employee life insurance, group life insurance and accidental death and dismemberment insurance plans, benefits and programs) maintained by the Company for its executive officers.

(f)           Personal Days. The Executive shall be eligible for a total of 20 days of paid personal days each year of his employment hereunder. In the event any accrued personal days are not utilized by the Executive, the Executive shall be compensated at a rate equal to the Base Salary in effect at the time the personal days accrued. Such compensation shall be paid to the Executive in a single lump sum no later than 30 days after the end of the year during which the unused personal time accrued.

(g)           Expenses. Subject to and in accordance with the Company’s policies and procedures and, upon presentation of itemized receipts, the Executive shall be reimbursed by the Company for all reasonable business costs and expenses incurred by the Executive on behalf of the Company during the Employment Period, including travel to and from the Company, hotel rooms, meals, entertainment and other related expenses, within 10 days of the date the Executive presents such itemized accounts to the Company for reimbursement.

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(h)           Deductions from Compensation and Benefits. The Company will withhold from all compensation and benefits payable to the Executive hereunder all federal, state and local income and employment taxes, and all other taxes and other amounts as are required by law or authorized by the Executive to be withheld from the compensation and benefits payable to the Executive hereunder.

4.           Termination.

(a)           General. This Agreement may be terminated by either the Executive or the Company at any time.

(b)           Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. If, during the Employment Period, in the reasonable opinion of a licensed medical doctor practicing as a specialist in the area to which the alleged disability relates that was selected by the Company and approved by the Executive (or his guardian), the costs of which shall be paid by the Company, the Executive, because of physical or mental illness or incapacity or disability, shall become unable to perform, with reasonable accommodation, substantially all of the duties and services required of him under this Agreement for a period of 180 consecutive business days during any 12-month period (“Disability”), the Company may terminate the Executive’s employment. In the event a determination is made that such a disability exists and the Executive disagrees with the determination, the Executive may request a review of the determination by independent licensed medical specialists, the reasonable costs of which shall be paid by the Company. If the licensed medical specialists are unable to reach a consensus that such a disability exists, then the Company and the Executive shall settle the dispute in accordance with the provisions of Section 12 hereof. For avoidance of doubt, the date on which the notice period expires or, if later, a final, non-appealable determination is made that the Executive is disabled shall constitute the Date of Termination (as defined below) for purposes of this Section 4(b) (such date, the “Disability Effective Date”).

(c)           Termination by Employer for Cause. The Company may terminate this agreement for “Cause” or without “Cause” at any time during the Employment Period. For the purposes of this Agreement, termination for “Cause” shall mean and be limited to the following conduct of the Executive during the Employment Period:

(i)           The willful and continuing breach of any material provision of this Agreement by the Executive that the Company can demonstrate had a material adverse effect on the Company (other than as a result of death, illness or disability) if not reasonably cured by the Executive within 30 days after receiving written notice thereof;

(ii)          The willful engagement in illegal or gross misconduct by the Executive against the Company that the Company can demonstrate had a material adverse effect on the Company; and

(iii)         The conviction of the Executive of, or plea of guilty or nolo contendere by the Executive to, a felony that the Company can demonstrate had a material adverse effect on the Company.

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For the purposes of this Section 4(c), no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The termination of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clauses (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

(d)           Notice of Termination. Any termination by the Company for Cause shall be communicated by a Notice of Termination (as defined below) to the Executive after the expiration of all opportunities for cure. For the purposes of this Agreement, a “Notice of Termination” means a written notice that: (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not constitute a waiver of any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder.

(e)            Date of Termination. “Date of Termination” means, in each case after the expiration of all opportunities for cure: (i) if the Executive’s employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive’s employment is terminated by the Executive, the Date of Termination shall be the date on which the Executive notifies the Company of such termination, (iii) if the Executive’s employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iv) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be. The Company and the Executive shall use their best efforts (including with regard to any post-termination services by the Executive) to ensure that any termination described in this Section 4 constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place shall be the “Date of Termination.” Notwithstanding the above, in no event shall the Executive be required to forgo any compensation, benefits or other rights to which he is entitled hereunder.

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5.           Obligations of the Company Upon Termination.

(a)           Voluntary Termination; Termination for Cause. If the Executive terminates his own employment or the Executive’s employment is terminated by the Company for Cause: (i) the Company shall be obligated to pay the Executive the Base Salary, unused personal time and reimbursable expenses accrued but unpaid as of the Date of Termination (collectively, the “Accrued Amount”) in a single lump sum within 30 days after the Date of Termination, and (ii) in the case of voluntary termination, the Executive shall be given the option of assuming any disability and health insurance with no lapse in coverage (in the case of health insurance, such option shall be provided pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)).

(b)           Termination by Death. In the event the Executive’s employment terminates due to the Executive’s death during the Employment Period, the Executive shall be entitled to receive the Accrued Amount owing to the Executive through the Date of Termination. The Accrued Amount shall be paid to his spouse or, if the Executive does not have a spouse, his estate. Payment of the Accrued Amount shall be made to the Executive’s estate in a single lump sum within 30 days after the date of the Executive’s death. The Executive and his spouse and dependents shall have all rights available under COBRA with respect to participation in the Company’s welfare benefit plans with no lapse in coverage.

(c)           Termination by Disability. In the event the Company terminates the Executive’s employment due to Disability during the Employment Period, the Executive shall be entitled to receive the Accrued Amount owing to the Executive through the Date of Termination. Payment of the Accrued Amount shall be made to the Executive in a single lump sum within 30 days after the Date of Termination. The Executive and his spouse and dependents shall have all rights available under COBRA with respect to participation in the Company’s welfare benefit plans with no lapse in coverage.

(d)           Termination Without Cause. If the Company terminates the Executive’s employment without Cause: (i) the Company shall be obligated to pay the Executive the Accrued Amount in a single lump sum within 30 days after the Date of Termination, and (ii) the Executive and his spouse and dependents shall have all rights available under COBRA with respect to participation in the Company’s benefit plans with no lapse in coverage.

6.            Proprietary Rights.

(a)           Confidential Information. The Executive understands that the execution of this Agreement by the Executive and the Company creates a relationship of trust and confidence between the Executive and the Company. As a result, the Executive agrees that, during the period commencing on the Effective Date and ending on the date that is three (3) years after the Termination Date, he will not use or disclose, or knowingly allow anyone else to use or disclose, any Confidential Information (as defined below) except as expressly permitted under this Agreement. “Confidential Information” shall include, but not be limited to: (i) all financial, technical, commercial and other information concerning, among other things, the Company’s business, technologies, strategies, financial position, operations, assets, financial information and data, research and development plans, methods and data, scientific and technical data, manufacturing and production data, business development, marketing and sales plans and data, and the identities of, discussions with and the course of dealing with any of the Company’s actual or prospective collaborators, licensees, sublicensees, acquirors, acquirees, customers, contractors, vendors, suppliers or other third parties, (ii) all Company information consisting of research and development, patents, trademarks, trade secrets, copyrights and all other intellectual property, and any applications therefor, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, methods, techniques and documentation, (iii) all Company notes, analyses, compilations, forecasts, studies, interpretations and other documents furnished to or prepared by the Executive, and (iv) any other Company information not available to the general public, whether written or oral, whether provided to the Executive prior to, on or after the Effective Date, that the Executive knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Neither the failure to mark any Confidential Information as confidential or proprietary nor the method by which Confidential Information is communicated to or received by the Executive (i.e., whether orally, electronically or in writing) shall affect its status as Confidential Information under the terms of this Agreement.

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(b)           Permitted Disclosure. Confidential Information does not include any information that: (i) is or becomes publicly available without a breach of this Agreement by the Executive, (ii) can be shown by documentation to have been known to the Executive at the time of its receipt from the Company, (iii) is received by the Executive from a third party that did not acquire or disclose such information by a wrongful or tortious act, or (iv) can be shown by documentation to have been independently developed by the Executive without reference to any Confidential Information. If the Executive is required to disclose Confidential Information by law or by an order or notice from a court or regulatory agency, the Executive shall: (A) promptly send a copy of the notice to the Company, (B) cooperate with the Company if the Company wishes to object or condition such disclosure through a protective order or otherwise, (C) limit the extent of such disclosure to the minimum required to comply with the notice, and (D) seek confidential treatment (i.e., filing “under seal”) for that disclosure.

(c)           Non-Solicitation. During the Employment Period and for a period of one (1) year thereafter, the Executive will not directly induce or attempt to induce: (i) any person who at the time of such inducement is an employee, officer or director of the Company, its affiliates or subsidiaries, to terminate such person’s employment or board membership with the Company, its affiliates or subsidiaries, or (ii) any strategic partners, collaborators, customers, suppliers, vendors, contractors or other parties, to terminate or reduce their relationship with the Company.

(d)           Non-Compete. During the Employment Period and for a period of one (1) year thereafter, the Executive will not, without the prior written approval of the Board, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, engage in a Competing Business (as defined below) with any person, company or entity within a five-mile radius of any restaurant locations franchised, owned or operated by the Company on the applicable date. For the purposes of this Agreement, a “Competing Business” is any business involving: (i) the operation of a restaurant in any capacity whatsoever, whether individually or in an entity of whatever nature or kind, whose main menu item, focus and prominent product is chicken wings of whatever nature, or (ii) such other activities as the Company may engage in during the Employment Period.

(e)           Return of Property. The Executive acknowledges and agrees that all papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment and other materials, including copies and in whatever form, relating to the business of the Company that the Executive possesses or creates as a result of the performance of his duties and responsibilities hereunder, whether or not confidential, are the sole and exclusive property of the Company and shall be considered Confidential Information. Upon the termination of this Agreement for any reason whatsoever, the Executive agrees to end all further use and utilization of, and to immediately return to the Company, without limitation, all Confidential Information, all Company documents, files and other property, and all documents, files and other property of the Company’s customers, licensors, licensees, business partners and affiliates, provided to or obtained by the Executive pursuant to this Agreement.

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(f)           Enforcement.

(i)           Scope.  The Executive acknowledges and agrees that the type and periods of restrictions imposed in this Section 6 are fair and reasonable, and that such restrictions are intended solely to protect the legitimate interests of the Company, rather than to prevent the Executive from earning a livelihood. The Executive recognizes that his access to Confidential Information makes it necessary for the Company to restrict his post-termination activities in any market in which the Company competes and in which his access to Confidential Information and other proprietary information could be used to the detriment of the Company. The Executive acknowledges and agrees that the compensation and benefits to be provided to him under this Agreement are provided, in part, as consideration for the covenants in this Section 6.

(ii)           Injunctive Relief. The Executive acknowledges and agrees that the covenants set forth in this Section 6 are reasonable and necessary to protect the Company and its legitimate business interests, and to prevent the unauthorized dissemination of Confidential Information to competitors of the Company. The Executive also agrees that the Company will be irreparably harmed and that money damages alone will be inadequate to compensate the Company if the Executive breaches any provision in Section 6 of this Agreement. Therefore, in the event of any such breach, the Executive agrees that, in addition to any other remedies available at law or in equity, the Company shall be entitled as a matter of right to seek specific performance and injunctive and other equitable relief in any court of competent jurisdiction to have the covenants, restrictions and agreements contained in Section 6 specifically enforced without the need to post a bond or other security. The provisions of this Section 6(f)(ii) shall survive the termination of this Agreement.

(iii)            Savings Clause. In the event that any court of competent jurisdiction, tribunal, arbitration, or governmental agency determines that any provision contained in this Section 6 is overly broad with respect to scope, time or geographical coverage, the parties agree that such restriction(s) shall be modified and narrowed, either by the court, tribunal, arbitrator, governmental agency or the Company, to the extent necessary to make the provision enforceable, and that such determination will not affect the enforceability of any other provisions of this Agreement.

7.           Non-Disparagement. During the Employment Period and for a period of 12 months thereafter, the Executive will not knowingly disparage, criticize or otherwise make any derogatory statements regarding the Company or its officers or directors, and the Company will not knowingly disparage, criticize or otherwise make any derogatory statements regarding the Executive. The Company’s obligations under the preceding sentence shall be limited to statements made by the Company’s executive officers and directors. Notwithstanding the above, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 7.

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8.           Representations and Warranties of the Executive. The Executive hereby represents and warrants to the Company as follows: (a) the Executive has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder, and (b) the execution and delivery of this Agreement by the Executive and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which the Executive is a party or by which he is bound or subject.

9.           Indemnification. The Company shall indemnify and hold harmless the Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorney fees)) incurred or paid by the Executive in connection with any actions, suits, proceedings, demands or claims arising out of or relating to the Executive’s performance of services as a director, officer or employee of the Company or any subsidiary thereof or in any other capacity, including any fiduciary capacity, to the fullest extent permitted by law and the Company’s articles of incorporation and bylaws. Expenses incurred by the Executive in defending or investigating a threatened or pending action, suit, proceeding, demand or claim shall be paid by the Company in advance of the final disposition of such action, suit, proceeding, demand or claim upon receipt by the Company of an undertaking by or on behalf of the Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. The Company’s obligations under this Section 9 shall survive the termination of this Agreement, regardless of the reason for termination, and shall inure to the benefit of the Executive’s heirs, executors and administrators. To the extent that the Company reduces the indemnity rights provided for under its articles of incorporation and/or bylaws after the Effective Date, the Company’s indemnity obligations hereunder shall be unaffected to the extent permitted by applicable law.

10.           Arbitration. All disputes arising under this Agreement, other than actions to enforce the restrictions set forth in Section 6 or as otherwise expressly stated in this Agreement, shall be subject to final and binding arbitration between the parties. All arbitration proceedings shall be conducted pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) in effect on the date of the first notice of demand for arbitration. All arbitration proceedings will be conducted by a neutral arbitrator who is independent and disinterested with respect to the parties, this Agreement and the outcome of the arbitration. The neutral arbitrator will be selected in a manner consistent with the AAA’s national rules for the resolution of employment disputes. The arbitration shall be conducted at a mutually agreeable site located within a 10-mile radius of the Company’s principal executive office in Jacksonville, Florida. The parties hereto shall share equally the costs of the arbitration; provided, however, that the prevailing party shall be entitled to recover its share of such costs from the other party.

11.           Section 409A of the Code. To the extent that Section 409A of the Code is applicable to this Agreement, the following provisions shall apply to the terms of this Agreement.

(a)            This Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company or the Executive determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code and related Department of Treasury guidance, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including adopting amendments, policies and procedures with retroactive effect), or take any other actions that the Company and the Executive determine are necessary or appropriate to maintain to the maximum extent practicable the original intent of the applicable provision while avoiding the imposition of taxes under Section 409A of the Code, including without limitation, actions intended to: (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code, and/or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. Notwithstanding the above, in no event shall the Executive be required to forgo any compensation, benefits or other rights to which he is entitled hereunder.

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(b)            Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.

(c)            Notwithstanding anything to the contrary in this Agreement: (i) the amount of expenses eligible for reimbursement during any taxable year of the Executive shall not affect the amount of expenses eligible for reimbursement during any other taxable year of the Executive, (ii) any expense reimbursement made under this Agreement shall be made promptly, but in no event later than the last day of the Executive’s taxable year immediately following the taxable year during which the expense was incurred, and (iii) the Executive’s right to expense reimbursement under this Agreement shall not be subject to liquidation or exchange for another benefit. For purposes of this Agreement, in-kind benefits and perquisites shall be treated in the same manner as expenses eligible for reimbursement.

(d)            Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to the Executive during the six-month period following the Executive’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) if: (i) the Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i)), and (ii) the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period.

12.           Miscellaneous.

(a)           Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Neither party relied upon any representation or warranty, whether written or oral, made by the other party or any of his or its officers, directors, employees, agents or representatives, in making his or its decision to enter into this Agreement.

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(b)           Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

(c)           No Rights or Licenses Granted. No express or implied licenses or other rights are provided to the Executive under this Agreement under any patents, patent applications, trade secrets or other intellectual property rights or proprietary rights of the Company, now or in the future.

(d)           Extensions and Waivers. The parties hereto entitled to the benefits of a term or provision hereof may: (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent or similar breach or default.

(e)           Survival. Notwithstanding any termination of this Agreement, the rights and obligations set forth in this Agreement shall survive the termination of this Agreement and remain in full force and effect in accordance with their respective terms.

(f)           Successors and Assigns.

(i)           The Executive may not assign his rights or delegate his obligations under this Agreement, other than by will or the laws of descent and distribution, without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Executive, and all rights and benefits of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

(ii)          This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

(g)           Third-Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person other than the parties hereto (or their respective successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement. Except as expressly provided herein, there are no intended third-party beneficiaries under or by reason of this Agreement.

(h)            Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

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(i)           Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be unreasonable, invalid or unenforceable to any extent by any court, tribunal, governmental agency or other governmental body, then the parties agree, and hereby submit, to the reduction and limitation of such provision to such area or period of time as shall be deemed reasonable by such court, tribunal, governmental agency or other governmental body, and the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties hereto.

(j)           Notices. Except as expressly provided herein, all notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by reputable overnight courier service, postage prepaid, or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

If to the Company:

ARC Group, Inc.

212 Guilbeau Road

Lafayette, Louisiana 70506

Attn: Chief Executive Officer

If to the Executive:

To the address set forth on the Company’s books and records

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

(k)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any action arising out of or relating to any of the provisions of this Agreement may be brought and prosecuted only in the courts of, or located in, Jacksonville, Florida, and the parties hereto consent to the jurisdiction and venue of said courts.

(l)           Counterparts. This Agreement may be executed in two or more counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Executive has set his hand, all as of the day and year first above written.

ARC GROUP, INC.

By:	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXECUTIVE

/s/ Seenu G. Kasturi
Seenu G. Kasturi

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